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Harvey Judkowitz
CERTIFIED PUBLIC ACCOUNTANT
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10220 S.W. 124 Street                                             (305) 378-1948
Miami, Florida 33176                                         Fax: (305) 253-6266






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


To the Securities and Exchange Commission


I hereby consent to the use of my report dated August 29, 1999 (which replaces my report dated June 30, 1999) in the Registration Statement on Fortm SB-2 for ACQUIREU.COM, INC. for the period ended May 31, 1999.












/s/ Harvey Judkowitz
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Harvey Judkowitz
Certified Public Accountant

August 29, 1999